MGP INGREDIENTS REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2020 RESULTS
Full year consolidated sales increased 9.0% from prior year period
Full year operating income increased 14.8%; Adjusted operating income up 20.9%
ATCHISON, Kan., February 25, 2021 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading supplier of premium distilled spirits and specialty wheat proteins and starches, today reported results for the fourth quarter and full year ended December 31, 2020.

2020 fourth quarter results compared to 2019 fourth quarter results

•Consolidated sales increased 9.1% to $100.9 million, as a result of double-digit growth in both premium beverage alcohol and the Ingredient Solutions segment.
•Consolidated gross profit increased 47.2% to a record $31.7 million, representing 31.4% of consolidated sales, due to improved segment gross profits in both the Distillery Products and Ingredients Solutions segments.
•Consolidated operating income decreased 4.4% to $15.5 million, primarily due to higher personnel and incentive compensation expense, inclusive of CEO transition costs, as well as business acquisition related costs.
•Non-GAAP operating income increased 4.6% to $17.0 million, exclusive of business acquisition related costs (Luxco), and CEO transition costs.
•Earnings per share ("EPS") decreased to $0.69 per share from $0.76 per share, primarily due to lower operating income and higher state income taxes.
•Non-GAAP EPS decreased to $0.75 per share from $0.76 per share, exclusive of CEO transition costs, and business acquisition related costs (Luxco).

2020 full year results compared to 2019 full year results

•Consolidated sales increased 9.0% to $395.5 million, due to Distillery Products and Ingredient Solutions segment sales growth.
•Consolidated gross profit increased 29.1% to a record $98.8 million, representing 25.0% of consolidated sales, as a result of higher Distillery Products and Ingredients Solutions segment gross profits.
•Consolidated operating income increased 14.8% to $54.2 million, due to higher sales and gross profit, partially offset by higher personnel and incentive compensation expense, inclusive of CEO transition costs, as well as an increase related to business acquisition related costs.
•Non-GAAP operating income increased 20.9% to $57.1 million, exclusive of CEO transition costs, and business acquisition related costs (Luxco).
•EPS was $2.37 per share compared to $2.27 per share in 2019, due to higher operating income, partially offset by an unfavorable tax impact of vested share-based awards.
•Non-GAAP EPS increased to $2.51 per share from $2.27 per share, exclusive of CEO transition costs, and business acquisition related costs (Luxco).

“We are very pleased with the continued momentum by each of our segments this quarter, reflecting strong growth for the year,” said David Colo, president and CEO of MGP Ingredients. “Each quarter this year posted a record gross profit result versus the respective prior years' quarters, and the fourth quarter was no exception. Aged whiskey sales experienced another record quarter which drove an 11.4% increase in premium beverage alcohol sales for the year. Specialty ingredients sales posted strong double-digit growth for the quarter and grew 19.2% for the year. While we remain very confident about the long-term potential of our business, we anticipate continued uncertainty related to the pandemic throughout the year. As a result, it continues to be difficult to predict with any level of precision the pandemic’s cumulative impact on our future financial results. For these reasons, we are not providing 2021 annual guidance at this time and will reassess this position based on the visibility of the macroeconomic recovery.”

Distillery Products Segment – Full Year Brown Goods Sales Grew 16.7% Led by Strong Aged Whiskey Sales
For the fourth quarter of 2020, Distillery Products segment sales increased 7.0% to $80.6 million, reflecting a 19.1% increase in sales of premium beverage alcohol, primarily due to higher aged whiskey sales. Gross profit increased to $26.4 million, or 32.7% of segment sales, compared to $18.3 million, or 24.3% of segment sales in the fourth quarter 2019.

For the full year 2020, Distillery Products segment sales increased 6.8% to $317.5 million, primarily due to higher aged whiskey sales. Gross profit increased to $78.0 million, or 24.6% of segment sales in 2020, compared to $66.0 million, or 22.2% of segment sales in 2019.

“The continued robust consumer demand for premium beverage alcohol was highlighted by the strong demand for our American whiskey products,” said Colo. “Our record gross profit results confirm the long-term value of our aging whiskey inventory, supported by our ability to cultivate solid partnerships with existing customers as well as attract new aged whiskey and new distillate customers.”

Ingredient Solutions Segment – Full Year Gross Profit Increased 97.0%
For the fourth quarter of 2020, Ingredient Solutions segment sales increased 18.4% to $20.3 million. Gross profit increased to $5.3 million, or 26.3% of segment sales, compared to $3.3 million, or 19.0% of segment sales in the fourth quarter 2019.

For the full year 2020, Ingredient Solutions segment sales increased 19.2% to $78.1 million, driven by higher sales of specialty wheat starches and specialty wheat proteins. Gross profit increased to $20.8 million, or 26.7% of segment sales, compared to $10.6 million, or 16.2% of segment sales in the prior year period.

"Ingredient Solutions again finished the year with great momentum, with the fourth quarter being one of our strongest quarters ever," Colo continued. "The solid revenue and profit growth this quarter and year reflect our diverse customer base and our ability to further optimize the product mix. Our product offerings remain aligned with strong consumer trends, as evidenced by our ability to effectively recruit new business and grow with existing customers."

Other
In May 2020, the Company was affected by a ransomware cyber-attack that temporarily disrupted production at its Atchison facilities. While no financial information was affected and there is no evidence that any sensitive or confidential data was improperly accessed or extracted from the network, it is estimated that this attack adversely impacted gross profit by $1.7 million during the second quarter, of which $633 thousand was recovered through insurance in December 2020. Additionally, MGP experienced a fire at the Atchison facility during the fourth quarter, which damaged feed drying equipment and caused a temporary loss of production time. It is estimated that this incident adversely impacted gross profit for the quarter by $4.5 million. During the fourth quarter, the Company recorded a $3.8 million partial settlement from its insurance carrier, and is working to construct a replacement drying system that is anticipated to be operational in the back half of 2021.

Corporate selling, general and administrative ("SG&A") expenses for the fourth quarter 2020 increased $10.9 million to $16.2 million as compared to the fourth quarter 2019, primarily driven by higher incentive compensation expense and business acquisition related costs (Luxco). For the full year 2020, corporate SG&A expenses of $44.6 million increased by $15.3 million or 52.2% from 2019 due to higher personnel and incentive compensation expense, inclusive of certain incremental costs incurred relating to the transition at the CEO position, and an increase in business acquisition related costs (Luxco).

The corporate effective tax rate for the fourth quarter 2020 was 23.7% compared with 18.5% a year ago. The corporate effective tax rate for the full year 2020 was 23.3% compared with 15.6% in 2019.

EPS declined to $0.69 for the fourth quarter 2020, compared to $0.76 for the fourth quarter 2019. Fourth quarter 2020 non-GAAP EPS decreased to $0.75 per share from $0.76 per share, exclusive of business acquisition related costs (Luxco), and CEO transition costs, as compared to the prior year period. For the full year 2020, EPS increased to $2.37, compared to $2.27 for the full year 2019. Full year non-GAAP EPS increased to $2.51 per share from $2.27 per share, exclusive of CEO transition costs, and business acquisition related costs (Luxco), as compared to the prior year period.

"This year marked an inflection point of implementing our long-term strategic plan, which has delivered substantial improvements to our financial results and built a strong foundation for future growth," Colo continued. "A critical part of that foundation was positioning MGP to benefit from the robust growth of the American Whiskey category. Two key components of this effort have been our inventory of aging whiskey and accelerating our branded initiative. Our inventory of aging whiskey declined $3.0 million from the third quarter to $105.4 million, at cost, at the end of 2020, reflecting strong sales of aged whiskey and reduced put-away of whiskey for aging. We believe our library of various mash bills and vintages will continue to contribute significant levels of profit and cash flow for the company. We also took a material step towards accelerating our branded initiative through the recent Luxco definitive merger agreement announcement. This acquisition, which is expected to close in the first half of this year, significantly expands our product line in the higher-value branded-spirits sector and increases our sales and distribution capabilities across all 50 states.

“We are very pleased with the revenue and profit results for each of our segments this year. While the COVID pandemic brought with it accelerated growth for certain parts of our business, it also continues to bring increased uncertainty during these unprecedented times. Despite these changing dynamics, we believe the underlying macro consumer trend supporting the ongoing growth of the American whiskey category remains strong. Notably, we rolled out our Remus Repeal Reserve Series IV Straight Bourbon Whiskey during the fourth quarter, while also debuting single barrel programs for our George Remus® and Rossville Union® brands earlier in the year. While still small, total annual sales for our brands grew, as expected, by solid double-digit growth rates in 2020. We believe our brands are well positioned for additional growth in 2021 as we integrate with Luxco’s national distribution capabilities.

“2020 represented a solid year of improved effectiveness in our tactical execution while accelerating the pace of our strategic implementation. Our objective to optimize brown goods profit by increasing volume share at market-based pricing paid dividends as gross profits for the Distillery Products segment and company finished the quarter and year at record levels. Additionally, our ability to improve throughput and profitability in our Ingredients Solutions segment resulted in an increase of 97% in gross profit. The management team’s focus on continually refining the effectiveness of our tactical execution, accelerating the pace of our strategic implementation, and leveraging the strong foundation we have built has positioned MGP for sustainable long-term growth,” concluded Colo.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: ir.mgpingredients.com on the Events & Presentations page
Conference Call: 844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
Founded in 1941, MGP (Nasdaq: MGPI) is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are carefully crafted through a combination of art and science backed by a long history of experience. The company's proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high quality industrial alcohol for use in both food and non-food applications. The company is headquartered in Atchison, Kansas, where it produces premium distilled spirits and food ingredients. The company also produces premium distilled spirits in Washington, D.C., and at its historic distillery in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on MGP Ingredients, Inc. ("the Company") of the proposed acquisition of Luxco, Inc. and its affiliates ("Luxco"), the expected timing and conditions precedent relating to the proposed acquisition of Luxco, anticipated earnings enhancements, synergies and other strategic options. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology.

These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) the satisfaction of the conditions to closing the transaction to acquire Luxco in the anticipated timeframe or at all; (ii) the failure to obtain necessary regulatory approvals related to the acquisition of Luxco; (iii) the ability to realize the anticipated benefits of the acquisition of Luxco; (iv) the ability to successfully integrate the businesses; (v) disruption from the acquisition of Luxco making it more difficult to maintain business and operational relationships; (vi) significant transaction costs and unknown liabilities;(vii) litigation or regulatory actions related to the proposed acquisition of Luxco, and (viii) the financing of the acquisition of Luxco. Additional factors that could cause results to differ materially include, among others, (i) disruptions in operations at our Atchison facility, our Indiana facility, or any Luxco facility, (ii) the availability and cost of grain and flour, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the impact of the COVID-19 pandemic, (viii) the ability to effectively pass raw material price increases on to customers, (ix) our ability to maintain compliance with all applicable loan agreement covenants, (x) our ability to realize operating efficiencies, (xi) actions of governments, and (xii) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery Products and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD

Operating income	Operating Income	Change Quarter-versus-Quarter
Operating income for the quarter ended December 31, 2019	$16,251
Increase in gross profit - Distillery Products segment	8,097	49.8	pp(a)
Increase in gross profit - Ingredient Solutions segment	2,074	12.8	pp
Increase in SG&A expenses	(10,879)	(66.9)	pp
Operating income for the quarter ended December 31, 2020	$15,543	(4.4)%

Operating income	Operating Income	Change Year-versus-Year
Operating income for the year ended December 31, 2019	$47,242
Increase in gross profit - Distillery Products segment	12,008	25.4	pp(a)
Increase in gross profit - Ingredient Solutions segment	10,266	21.7	pp
Increase in SG&A expenses	(15,275)	(32.3)	pp
Operating income for the year ended December 31, 2020	$54,241	14.8%

(a) Percentage points ("pp").

MGP INGREDIENTS, INC.
EARNINGS PER SHARE ROLLFORWARD

Change in basic and diluted EPS	Basic and Diluted EPS	Change Quarter-versus-Quarter
Basic and diluted EPS for the quarter ended December 31, 2019	$0.76
Change in operations(a)	(0.03)	(4.0)	pp(b)
Change in weighted average shares outstanding: withholding taxes(c)	0.01	1.3	pp
Tax: Change in effective tax rate	(0.05)	(6.6)	pp
Basic and diluted EPS for the quarter ended December 31, 2020	$0.69	(9.2)%

Change in basic and diluted EPS	Basic and Diluted EPS	Change Year-versus-Year
Basic and diluted EPS for the year ended December 31, 2019	$2.27
Change in operations(a)	0.41	18.1	pp(b)
Change in weighted average shares outstanding: share repurchase program(c)	0.02	0.9	pp
Change in weighted average shares outstanding: withholding taxes(c)	0.01	0.4	pp
Tax: Change in share-based compensation	(0.21)	(9.3)	pp
Tax: Change in effective tax rate	(0.13)	(5.7)	pp
Basic and diluted EPS for the year ended December 31, 2020	$2.37	4.4%

(a)Items are net of tax based on the effective tax rate for the base year (2019)
(b)Percentage points ("pp")
(c)Income attributable to participating securities changes primarily due to the awarding and vesting of the employee RSUs that receive dividend equivalent payments. Weighted average shares outstanding change primarily due to our repurchases of Common Stock, the vesting of employee RSUs, our purchase of vested RSUs from employees to pay withholding taxes, and the granting of Common Stock to directors.

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLERY PRODUCTS SALES
	Quarter Ended December 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2020	2019	$ Change	% Change
Brown goods	$36,084	$28,136	$7,948	28.2%
White goods	16,041	15,630	411	2.6
Premium beverage alcohol	52,125	43,766	8,359	19.1
Industrial alcohol	16,650	19,229	(2,579)	(13.4)
Food grade alcohol	68,775	62,995	5,780	9.2
Fuel grade alcohol	1,660	1,612	48	3.0
Distillers feed and related co-products	6,220	6,837	(617)	(9.0)
Warehouse services	3,990	3,895	95	2.4
Total Distillery Products	$80,645	$75,339	$5,306	7.0%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended December 31,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2020	2019	$ Change	% Change
Specialty wheat starches	$10,693	$8,293	$2,400	28.9%
Specialty wheat proteins	6,588	6,475	113	1.7
Commodity wheat starches	2,383	2,052	331	16.1
Commodity wheat proteins	606	304	302	99.3
Total Ingredient Solutions	$20,270	$17,124	$3,146	18.4%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENTS (continued)
(Dollars in thousands)

	DISTILLERY PRODUCTS SALES
	Year Ended December 31,		Year versus Year Sales Change Increase/(Decrease)
	2020	2019	$ Change	% Change
Brown Goods	$125,059	$107,190	$17,869	16.7%
White Goods	64,347	62,862	1,485	2.4
Premium beverage alcohol	189,406	170,052	19,354	11.4
Industrial alcohol	80,682	79,833	849	1.1
Food grade alcohol	270,088	249,885	20,203	8.1
Fuel grade alcohol	5,630	5,949	(319)	(5.4)
Distillers feed and related co-products	26,109	26,743	(634)	(2.4)
Warehouse services	15,631	14,656	975	6.7
Total Distillery Products	$317,458	$297,233	$20,225	6.8%

	INGREDIENT SOLUTIONS SALES
	Year Ended December 31,		Year versus Year Sales Change Increase/(Decrease)
	2020	2019	$ Change	% Change
Specialty wheat starches	$41,631	$30,816	$10,815	35.1%
Specialty wheat proteins	26,960	22,359	4,601	20.6
Commodity wheat starches	7,630	9,628	(1,998)	(20.8)
Commodity wheat proteins	1,842	2,709	(867)	(32.0)
Total Ingredient Solutions	$78,063	$65,512	$12,551	19.2%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Sales	$100,915	$92,463	$395,521	$362,745
Cost of sales	69,184	70,903	296,715	286,213
Gross profit	31,731	21,560	98,806	76,532
Selling, general and administrative expenses	16,188	5,309	44,565	29,290
Operating income	15,543	16,251	54,241	47,242
Interest expense, net and other	(291)	(368)	(1,640)	(1,305)
Income before income taxes	15,252	15,883	52,601	45,937
Income tax expense	3,620	2,936	12,256	7,144
Net income	11,632	12,947	40,345	38,793

Income attributable to participating securities	75	82	261	253
Net income attributable to common shareholders and used in EPS calculation	$11,557	$12,865	$40,084	$38,540

Basic and diluted weighted average common shares	16,919,241	17,030,274	16,937,125	17,012,288

Basic and diluted EPS	$0.69	$0.76	$2.37	$2.27

MGP INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEET (UNAUDITED)
(Dollars in thousands)

	December 31, 2020	December 31, 2019		December 31, 2020	December 31, 2019
ASSETS			LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Assets:			Current Liabilities:
Cash and cash equivalents	$21,662	$3,309	Current maturities of long-term debt	$1,600	$401
Receivables, net	56,966	40,931	Accounts payable	30,273	29,511
Inventory	141,011	136,931	Income taxes payable	704	—
Prepaid expenses	2,644	2,048	Accrued expenses	20,752	9,383
Refundable income taxes	—	987
Total Current Assets	222,283	184,206	Total Current Liabilities	53,329	39,295

			Other Liabilities:
			Long-term debt, less current maturities	38,271	40,658
			Credit agreement - revolver	—	1
Property, plant and equipment	313,730	313,958	Long-term operating lease liabilities	3,057	4,267
Less accumulated depreciation and amortization	(181,738)	(185,539)	Deferred credits	2,196	1,233
			Other noncurrent liabilities	4,898	4,170
Net Property, Plant, and Equipment	131,992	128,419	Deferred income taxes	2,298	1,929
Operating lease right-of-use asset, net	5,151	6,490	Total Liabilities	104,049	91,553
Other assets	7,149	3,482	Stockholders’ equity	262,526	231,044
TOTAL ASSETS	$366,575	$322,597	TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$366,575	$322,597

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year Ended December 31,
	2020	2019
Cash Flows from Operating Activities
Net income	$40,345	$38,793
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,961	11,572
Share-based compensation	3,002	3,304
Deferred income taxes, including change in valuation allowance	593	252
Other, net	494	(116)
Changes in operating assets and liabilities:
Receivables, net	(16,173)	(2,134)
Inventory	(3,886)	(28,162)
Prepaid expenses	(748)	(728)
Income taxes payable (refundable)	1,750	(275)
Accounts payable	1,817	2,107
Accrued expenses	11,503	(4,547)
Deferred credits	963	(332)
Other, net	634	(12)
Net cash provided by operating activities	53,255	19,722

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(19,701)	(16,730)
Acquisition of business	(2,750)	—
Proceeds from sale of property and other	2,906	—
Other, net	(102)	(1,201)
Net cash used in investing activities	(19,647)	(17,931)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(8,188)	(6,856)
Purchase of treasury stock	(4,411)	(5,489)
Loan fees incurred with borrowings	(1,148)	—
Proceeds from long-term debt	—	20,000
Principal payments on long-term debt	(1,208)	(386)
Proceeds from credit agreement - revolver	54,700	17,440
Payments on credit agreement - revolver	(55,000)	(28,140)
Other, net	—	(76)
Net cash used in financing activities	(15,255)	(3,507)

Increase (decrease) in cash and cash equivalents	18,353	(1,716)
Cash and cash equivalents, beginning of year	3,309	5,025
Cash and cash equivalents, end of year	$21,662	$3,309

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)
(in thousands)

	Quarter Ended December 31, 2020
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings (a)	Basic and Diluted EPS
Reported GAAP Results	$15,543	$15,252	$11,632	$11,557	$0.69
Adjusted to remove:
CEO transition costs (b)	542	542	188	188	0.01
Business acquisition costs (c)	919	919	919	919	0.05
Adjusted Non-GAAP results	$17,004	$16,713	$12,739	$12,664	$0.75

	Quarter Ended December 31, 2019
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings (a)	Basic and Diluted EPS
Reported GAAP Results	$16,251	$15,883	$12,947	$12,865	$0.76
Adjusted to remove:

Adjusted Non-GAAP results	$16,251	$15,883	$12,947	$12,865	$0.76

	Year Ended December 31, 2020
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings (a)	Basic and Diluted EPS
Reported GAAP Results	$54,241	$52,601	$40,345	$40,084	$2.37
Adjusted to remove:
CEO transition costs (b)	1,932	1,932	1,467	1,467	0.09
Business acquisition costs (c)	919	919	919	919	0.05
Adjusted Non-GAAP results	$57,092	$55,452	$42,731	$42,470	$2.51

	Year Ended December 31, 2019
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings (a)	Basic and Diluted EPS
Reported GAAP Results	$47,242	$45,937	$38,793	$38,540	$2.27
Adjusted to remove:

Adjusted Non-GAAP results	$47,242	$45,937	$38,793	$38,540	$2.27

(a)MGP Earnings has been defined as "Net income attributable to common shareholders and used in EPS calculation."

(b)The CEO transition costs are included in the Condensed Consolidated Statement of Income within the Selling, general and administrative line item. The adjustment includes additional employee related costs in connection with the transition of CEOs.

(c)The Business acquisition costs are included in the Condensed Consolidated Statement of Income within the Selling, general and administrative line item. The adjustment includes transaction and integration costs associated with the Luxco acquisition.